Exhibit 10.16

Amendment Agreement

Party A: Anhui Renrenjia Solar Energy Co., Ltd.

Party B: Anhui Haishuai Electronic Manufacture Co., Ltd.

In regarding to the ￥13,500,000 loan agreement signed by both parties on Jan 01, 2012, both parties signed the following amendment agreement in Nov 30, 2012.

1.	Both parties are willing to support each other with cash loans.

2.	The interests of all the loans between Party A and Party B shall be waived.

3.	The term of this amendment is one year. By the end of the term, agreed by both parties, this amendment agreement shall extend for one year. This amendment agreement shall be terminated on Nov 30, 2015 if both parties discontinue to sign this agreement.

Party A: Anhui Renrenjia Solar Energy Co., Ltd.

Signature: /s/ Anhui Renrenjia Solar Energy Co., Ltd. (corporate chop)

Nov 30, 2012

Party B: Anhui Haishuai Electronic Manufacture Co., Ltd.

Signature: /s/ Anhui Haishuai Electronic Manufacture Co., Ltd. (corporate chop)

Nov 30, 2012